Schedule 14A Information

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

            The Foreign & Colonial Emerging Middle East Fund, Inc.
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

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/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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NEWS RELEASE                   FOR IMMEDIATE RELEASE
                               For further information, call:

                                    Arthur B. Crozier
                                    Innisfree M&A Incorporated
                                    (212) 750-5833


INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS FOREIGN & COLONIAL EMERGING

MIDDLE EAST FUND, INC. SHAREHOLDERS VOTE AGAINST SHAREHOLDER PROPOSALS TO

REALIZE NET ASSET VALUE AND TO TERMINATE THE CURRENT INVESTMENT ADVISORY

AGREEMENT


New York, NY (February 28, 2000)--The Foreign & Colonial Emerging Middle East Fund, Inc., (NYSE : EME) a closed-end equity fund, announced today that Institutional Shareholder Services (ISS) has recommended that its clients vote in favor of all of management's proposals and against all of the shareholder proposals on the agenda. Among those shareholder proposals are proposals seeking to realize net asset value for the shareholders as soon as practicable and to terminate the investment advisory agreement between the Fund and Foreign & Colonial Emerging Markets Limited.

ISS is the nation's premier independent proxy advisory firm whose clients include some of the largest institutional investors in the world.

A spokesman for the Fund said, "We are extremely pleased with ISS's recommendation. It recognizes the Fund's strong short term and long term performance and the Board's commitment to delivering value for all shareholders. In particular, the Board continues to be committed to its December, 1998 resolution that it is the Board's current expectation that it would submit to shareholders a proposal to liquidate the Fund if the average weekly discount from net asset value for the fiscal year ended October 31, 2000 is equal to or greater than 15%.

                                -- MORE --

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"We strongly urge shareholders to follow the ISS recommendation and to sign, date and return their proxy cards with a vote For management's proposals (Items 1-3) and Against the shareholder proposals (Items 4-8)."

The Foreign & Colonial Emerging Middle East Fund, Inc., is a non-diversified, closed-end management investment company organized to provide investors with a vehicle for long term capital appreciation through investments primarily in equity securities of Middle East issuers. The Fund's investment adviser is Foreign & Colonial Emerging Markets Limited, an indirect, wholly-owned subsidiary of Foreign & Colonial Management Ltd.

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